AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

            This Amendment No. 1 to Securities Purchase Agreement, dated as of October 22, 2004, shall serve to amend the Securities Purchase Agreement (the "Agreement"), dated as of June 18, 2004, by and among Stronghold Technologies, Inc., a Nevada corporation, with its headquarters located at 106 Allen Road, Basking Ridge, New Jersey 07920, and each of the Buyers set forth in the Agreement.

            1. The undersigned parties hereby agree to amend Section 4(l) of the Agreement to provide that the Buyers will fund $350,000 of the subsequent investment referred to in that section on the date hereof, with the remaining $650,000 to be funded as provided in the Agreement.

            2. All other provisions of the Agreement shall remain in full force and effect.

                            [Signature Page Follows]

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ACCEPTED AND AGREED:

STRONGHOLD TECHNOLOGIES, INC.


By:
    -------------------------------------
    Christopher J. Carey
    President and Chief Executive Officer


AJW PARTNERS, LLC
By: SMS Group, LLC


By:
    -------------------------------------
    Corey S. Ribotsky
    Manager


AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC


By:
    -------------------------------------
    Corey S. Ribotsky
    Manager


AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC


By:
    -------------------------------------
    Corey S. Ribotsky
    Manager


NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:  First Street Manager II, LLC


By:
    -------------------------------------
    Corey S. Ribotsky
    Manager